EXHIBIT 10.15

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of May 7, 2012, by and among HUDSON BAY MASTER FUND LTD., a Cayman Islands company, as collateral agent (the “First Lien Collateral Agent”) for the buyers party to the Senior Credit Agreement, (the “Senior Lenders”), COMVEST CAPITAL II, L.P., a Delaware limited partnership (the “Subordinated Creditor”), and DIGITAL DOMAIN MEDIA GROUP, INC., a Florida corporation (the “Company”).

R E C I T A L S

A.            The Company, First Lien Collateral Agent and Senior Lenders have entered into that certain Securities Purchase Agreement of even date herewith (as the same may be amended, supplemented, replaced, refinanced, or otherwise modified from time to time to the extent permitted hereunder, the “Senior Credit Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Credit Agreement, to make certain loans and financial accommodations to the Company.  The First Lien Collateral Agent has also entered into that certain Guaranty of even date herewith (the “First Lien Guaranty”) with the Guarantors, pursuant to which the Guarantors have, among other things, guaranteed the repayment of the Senior Debt.  Pursuant to (i) that certain Security And Pledge Agreement of even date herewith entered into by and among the Company, the Guarantors (other than Digital Domain Productions (Vancouver) Ltd.), and First Lien Collateral Agent (the “First Lien Security And Pledge Agreement”), (ii) that certain Canadian Security And Pledge Agreement of even date herewith entered into by and among the Company, Digital Domain Productions (Vancouver) Ltd, and First Lien Collateral Agent (the “First Lien Canadian Security And Pledge Agreement”), and (iii) certain real property mortgages, all of the Company’s and Guarantors’ obligations to First Lien Collateral Agent and the Senior Lenders under the Senior Debt Documents are secured by liens on and security interests in all of the real and personal property of the Company and Guarantors (the “Collateral”).

B.            The Company and Subordinated Creditor have entered into that certain Debt Exchange Agreement of even date herewith (as the same may be amended, supplemented, replaced, refinanced or otherwise modified from time to time to the extent permitted hereunder, the “Subordinated Credit Agreement”) pursuant to which, among other things, Subordinated Creditor has agreed, subject to the terms and conditions set forth in the Subordinated Credit Agreement, to exchange and continue certain loans and financial accommodations to the Company.  Subordinated Creditor has also entered into that certain Guaranty of even date herewith (the “Subordinated Guaranty”) with the Guarantors, pursuant to which the Guarantors have, among other things, guaranteed the repayment of the Subordinated Debt.  Pursuant to (i) that certain Security And Pledge Agreement of even date herewith entered into by and among the Company, the Guarantors (other than Digital Domain Productions (Vancouver) Ltd.), and Subordinated Creditor (the “Subordinated Security And Pledge Agreement”), (ii) that certain Canadian Security And Pledge Agreement of even date herewith entered into by and among the Company, Digital Domain Productions (Vancouver) Ltd, and Subordinated Creditor (the “Subordinated Canadian Security And Pledge Agreement”), and (iii) certain real property mortgages, all of the Company’s and Guarantors’ obligations to Subordinated Creditor under the Subordinated Debt Documents are secured by liens on and security interests in the Collateral.

C.            As an inducement to and as one of the conditions precedent to the agreement of First Lien Collateral Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, First Lien Collateral Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Creditor and the Company in order to set forth the relative rights and priorities of First Lien Collateral Agent, Senior Lenders and Subordinated Creditor under the Senior Debt Documents and the Subordinated Debt Documents.

NOW, THEREFORE, in order to induce First Lien Collateral Agent and Senior Lenders to consummate the transactions contemplated by the Senior Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.            Definitions. The following terms shall have the following meanings in this Agreement:

“Approved Funds Flow” shall mean that certain Paydown Letter executed by Subordinated Creditor of even date herewith.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Collateral” shall have the meaning set forth in the Recitals of this Agreement.

“Distribution” means, with respect to any indebtedness or obligation: (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation; or (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person; provided, however, that in no case for the purposes of this Agreement shall a “Distribution” include any of the items described in clauses (a) and (b) above with respect to (x) any Stock received in connection with a Permitted Stock Conversion or (y) any other Stock held at any time by Subordinated Creditor.

“Enforcement Action” shall mean (a) to take from or for the account of the Company or any Guarantor, by set-off or in any other manner, the whole or any part of any monies which may now or hereafter be owing by the Company or any Guarantor, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding (including without limitation, any Proceeding) against the Company or any Guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause the Company or any Guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (e) to notify account debtors or directly collect accounts receivable or other payment rights of the Company or any Guarantor, or (f) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement (including, without limitation, any of the Subordinated Debt Documents), to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any Guarantor including, without limitation, any of the Collateral.  For the sake of clarity, the foregoing shall not restrict the Subordinated Creditor from (x) converting of all or any portion of the Subordinated Debt in a Permitted Stock Conversion or (y) taking any action to enforce its rights as a holder of Stock or with respect to any interests pertaining to any Stock rights (including without limitation registration rights, conversion rights and anti-dilution rights).

“Existing Senior Debt Documents” shall mean, collectively and as may be amended, supplemented, replaced, refinanced, or otherwise modified from time to time in accordance with this Agreement: (a) the Senior Credit Agreement; (b) those certain Senior Secured Convertible Notes of even date herewith executed by the Company in favor of each of the Senior Lenders; (c) the First Lien Security And Pledge Agreement; (d) the First Lien Canadian Security And Pledge Agreement; (e) the First Lien Guaranty; and (f) the other “Transaction Documents,” as that term is defined in the Senior Credit Agreement, including, without limitation, all agreements, documents and instruments executed to effectuate any extension of indebtedness to the Company or any of its Subsidiaries by First Lien Collateral Agent or any Senior Lender in any Proceeding.

“Guarantors” shall mean: (a) D2 Software, Inc., a Delaware corporation; (b) DDH Land Holdings, LLC, a Florida limited liability company; (c) DDH Land Holdings II, LLC, a Florida limited liability company; (d) Digital Domain, a Delaware corporation; (e) Digital Domain Institute, Inc., a Florida corporation; (f) Digital Domain International, Inc., a Florida corporation; (g) Digital Domain Productions, Inc., a Delaware corporation; (h) Digital Domain Stereo Group, Inc., a Florida corporation; (i) Digital Domain Tactical, Inc., a Florida corporation; (j) Mothership Media, Inc., a California corporation; (k) Tradition Studios, Inc., a Florida corporation; (l) Digital Domain Productions (Vancouver) Ltd.; and (m) any other Person that becomes a “Guarantor,” as that term is defined in the First Lien Guaranty, under the First Guaranty after the date hereof and thereby guarantees the Senior Debt and/or the Subordinated Debt.

“Paid In Full” or “Payment In Full” shall mean that: (a) all Senior Debt has been paid in cash in full; (b) all commitments to lend under the Senior Debt Documents have been terminated, and no Person has any further right to obtain any loans or other extensions of credit under the Senior Debt Documents relating to such Senior Debt; and (c) any costs, expenses and contingent indemnification obligations which are not yet due and payable but with respect to which a claim may reasonably be expected to be asserted under the Senior Debt Documents are backed by standby letters of credit (issued by a bank, and in form and substance, acceptable to the First Lien Collateral Agent) or cash collateralized (which Company irrevocably agrees to do, or cause to be done, at the time that the items described in the foregoing clauses (a) and (b) have occurred), in each case reasonably required and in each case in an amount reasonably estimated by the First Lien

Collateral Agent under the Senior Debt to be the amount of costs, expenses and contingent indemnification obligations that may become due and payable.

“Permitted Refinancing” shall mean any refinancing of the Senior Debt under the Existing Senior Debt Documents provided that the financing documentation entered into by the Company and any Guarantor in connection with such Permitted Refinancing constitute Refinancing Senior Debt Documents.

“Permitted Stock Conversion” shall mean any Stock received by Subordinated Creditor in connection with any conversion of all or any portion of the Subordinated Debt into Stock in accordance with the Subordinated Debt Documents.

“Permitted Subordinated Debt Payments” means: (a) regularly scheduled payments of interest, but solely if paid in kind, (ii) default interest, but solely if paid in kind, (iii) payments in cash of Subordinated Debt Costs and Expenses and other fees due as of the date hereof (including, without limitation, items that are due as a deposit for anticipated post-close work), but solely in the amount set forth in the Approved Funds Flow; (iv) payments in cash of Subordinated Debt Costs and Expenses coming due after the date hereof, but solely to the extent that the aggregate amount of such Subordinated Debt Costs and Expenses do not exceed $150,000 in the aggregate in any calendar year; and (v) payments, but solely if paid in kind, of other amounts from time to time owing under the Subordinated Debt Documents.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Refinancing Senior Debt Documents” shall mean any financing documentation which replaces the Existing Senior Debt Documents and pursuant to which the Senior Debt under the Existing Senior Debt Documents is refinanced, as such financing documentation may be amended, supplemented, replaced, refinanced or otherwise modified from time to time in compliance with this Agreement, but specifically excluding any such financing documentation to the extent that it contains provisions violating Section 3.1 hereof.

“Reorganization Subordinated Securities”  shall mean any debt or equity securities of Company or any other Person that are distributed to Subordinated Creditor in respect of the Subordinated Debt owing to such Subordinated Creditor pursuant to a confirmed plan of reorganization or adjustment and that: (a) are subordinated in right of payment to the Senior Debt (or any debt or equity securities issued in substitution of all or any portion of the Senior Debt) to at least the same extent as the Subordinated Debt is subordinated to the Senior Debt pursuant to this Agreement; (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Senior Debt has at least the same benefit of the obligation of such Person; and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the Senior Debt.

“Senior Credit Agreement” shall have meaning set forth in the Recitals of this Agreement.

“Senior Debt” shall mean all of the obligations, liabilities, and indebtedness of every nature of the Company or any Guarantor from time to time owed to First Lien Collateral Agent or any Senior Lender under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with: (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement; and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no case for purposes of this Agreement shall “Senior Debt” include any of the foregoing with respect to any Stock held at any time by the First Lien Collateral Agent or any Senior Lender.  Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Documents is outstanding.

“Senior Debt Documents” shall mean the Existing Senior Debt Documents and, after any refinancing of the Senior Debt under the Existing Senior Debt Documents, the Refinancing Senior Debt Documents.

“Senior Default” shall mean any “Event of Default” under the Senior Debt Documents, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

“Senior Lenders” shall mean the holders of the Senior Debt.

“Stock” shall mean (a) all shares of common stock of the Company, and (b) all warrants and other equity interests.

“Subordinated Credit Agreement” shall have the meaning set forth in the Recitals of this Agreement.

“Subordinated Debt” shall mean shall all of the obligations, liabilities, and indebtedness of every nature of the Company or any Guarantor from time to time owed to Subordinated Creditor under the Subordinated Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with: (a) any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement; and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no case for purposes of this Agreement shall “Subordinated Debt” include any of the foregoing with respect to (x) any Stock received in connection with a Permitted Stock Conversion or (y) any other Stock held at any time by Subordinated Creditor.

“Subordinated Debt Costs and Expenses” means reasonable out-of-pocket fees, costs and expenses (including, without limitation, attorneys’ fees) and indemnities payable by the Company or any Guarantor to Subordinated Creditor accruing prior to, on or after the date hereof pursuant to the terms of this Agreement or the Subordinated Debt Documents as in effect on the date of this Agreement or as amended, supplemented, replaced, refinanced, or otherwise modified in accordance with the terms of this Agreement.

“Subordinated Debt Default” shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Creditor to accelerate the payment of, or put or cause the redemption of, all or any portion of the Subordinated Debt or any Subordinated Debt Document.

“Subordinated Debt Documents” shall mean, collectively and as may be amended, supplemented, or otherwise modified from time to time in accordance with this Agreement: (a) the Subordinated Credit Agreement; (b) the Subordinated Note; (c) the Subordinated Guaranty; (d) the Subordinated Pledge And Security Agreement; (e) the Subordinated Canadian Pledge And Security Agreement; (f) all UCC financing statements currently on file listing Comvest Capital II, L.P. as the secured party and the Company or any Guarantor (or any predecessor of the Company or any Guarantor) as the debtor, including, without limitation, such UCC financing statements listed on Exhibit 1 hereto; and (g) all intellectual property filings currently on file with the United Stated Patent and Trademark Office and the United States Copyright Office listing the Company or any Guarantor (or any predecessor of the Company or any Guarantor) as the registered owner of such intellectual property and Comvest Capital II, L.P. as having a security interest in such intellectual property, including without limitation, such filings listed on Exhibit 2 hereto; and (h) all other agreements, documents and instruments executed from time pursuant to the foregoing.

“Subordinated Note” shall mean that certain Secured Convertible Note of even date herewith executed by the Company in favor of Subordinated Creditor.

“Subsidiaries” shall mean: (a) D2 Software, Inc., a Delaware corporation; (b) DDH Land Holdings, LLC, a Florida limited liability company; (c) DDH Land Holdings II, LLC, a Florida limited liability company; (d) Digital Domain, a Delaware corporation; (e) Digital Domain Institute, Inc., a Florida corporation; (f) Digital Domain International, Inc., a Florida corporation; (g) Digital Domain Productions, Inc., a Delaware corporation; (h) Digital Domain Stereo Group, Inc., a Florida corporation; (i) Digital Domain Tactical, Inc., a Florida corporation; (j) Mothership Media, Inc., a California corporation; (k) Tradition Studios, Inc., a Florida corporation; (l) Digital Domain Productions (Vancouver) Ltd.; and (m) any other Person that becomes a Subsidiary, as that term is defined in the Senior Credit Agreement (as in effect on the date hereof), after the date hereof, that is directly or indirectly controlled by the Company.

2.             Subordination.

2.1.           Subordination of Subordinated Debt to Senior Debt.  The Company covenants and agrees, and Subordinated Creditor by its acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of all Senior Debt.  Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

2.2.           Liquidation, Dissolution, Bankruptcy In the event of any Proceeding involving the Company or any of the Subsidiaries of the Company:

(a)           All Senior Debt shall first be Paid In Full before any Distribution (other than (i) Permitted Subordinated Debt Payments or (ii) a distribution of Reorganization Subordinated Securities if Subordinated Creditor and First Lien Collateral Agent shall have entered into such supplements to or modifications to this Agreement as First Lien Collateral Agent may request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein), whether in cash, securities or other property, shall be made to Subordinated Creditor on account of any Subordinated Debt.

(b)           Any Distribution (other than (i) Permitted Subordinated Debt Payments or (ii) a distribution of Reorganization Subordinated Securities if Subordinated Creditor and First Lien Collateral Agent shall have entered into such supplements to or modifications to this Agreement as First Lien Collateral Agent may request to reflect the continued subordination of the Reorganization Subordinated Securities to the Senior Debt (or notes or other securities issued in substitution of all or a portion thereof) to the same extent as provided herein), whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to First Lien Collateral Agent (to be held and/or applied by First Lien Collateral Agent in accordance with the terms of the Senior Debt Documents) until all Senior Debt is Paid In Full. Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to First Lien Collateral Agent. Subordinated Creditor also irrevocably authorizes and empowers First Lien Collateral Agent, in the name of Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions.

(c)           Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.

(d)           Subordinated Creditor agrees that First Lien Collateral Agent and Senior Lenders may consent to the use of cash collateral or provide financing to the Company or any of the Subsidiaries on such terms and conditions and in such amounts as First Lien Collateral Agent and Senior Lenders, in their sole discretion, may decide and, in connection therewith, the Company and any of its Subsidiaries may grant to First Lien Collateral Agent and Senior Lenders liens and security interests upon all of the property of the Company and any of the Subsidiaries, which liens and security interests: (i) shall secure payment of all Senior Debt (whether such Senior Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during the Proceeding; and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Creditor on the property of the Company, and Subordinated Creditor agrees not to object to any of the foregoing so long as Subordinated Creditor maintains its liens against the Collateral in accordance with and subject to the terms of this Agreement.  Subordinated Creditor agrees that it will not seek to provide financing to the Company or any of its Subsidiaries, object to or oppose a sale or other disposition of any property securing all of any part of the Senior Debt free and clear of security interests, liens or other claims of Subordinated Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if First Lien Collateral Agent and Senior Lenders have consented to such sale or disposition so long as: (x) the liens of Subordinated Creditor attach to the proceeds thereof (subject to the terms of this Agreement); and (y) the proceeds of such sale are applied to the permanent repayment of the Senior Debt in accordance with the terms of the Senior Debt Documents, or propose, seek and/or support confirmation of a plan to which First Lien Collateral Agent and Senior Lenders have not consented in writing.  Notwithstanding anything to the contrary set forth herein, Subordinated Creditor may: (1) in any Proceeding commenced by or against the Company or any Guarantor, file a claim or statement of interest with respect to the Subordinated Debt and vote such claim in a manner not inconsistent with this Agreement; (2) inspect and appraise the Collateral and receive from the Company, or any Guarantor, any reports concerning the Collateral, in accordance with the Subordinated Debt Documents; and (3) file any necessary responsive or defensive pleadings, not in contravention of any provisions of this Agreement, in opposition to any motion, claim, adversary proceeding or other pleadings made by any

Person which object to or otherwise seek the disallowance of the claims of Subordinated Creditor.

(e)           Subordinated Creditor agrees not to assert any right it may have to “adequate protection” of Subordinated Creditor’s interest in any of the Collateral in any Proceeding (other than to seek replacement liens subordinated to any liens of the First Lien Collateral Agent and the Senior Lenders pursuant to this Agreement) and Subordinated Creditor agrees that it will not seek to have the automatic stay lifted with respect to the Company or any Collateral without the prior written consent of First Lien Collateral Agent. Subordinated Creditor waives any claim it may now or hereafter have arising out of First Lien Collateral Agent’s or Senior Lenders’ election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by the Company and/or any Guarantor, as debtor(s) in possession. Subordinated Creditor further agrees that it will not seek to participate or participate on any creditor’s committee without First Lien Collateral Agent’s prior written consent.

(f)            Subordinated Creditor agrees that if it fails file to a proof of claim with respect to the Subordinated Debt 10 days before the expiration of the time to file any such proof of claim, the First Lien Collateral Agent may file such proof of claim on behalf of the Subordinated Creditor, but in no instance may the First Lien Collateral Agent vote such claim; provided, however, that First Lien Collateral Agent shall have no obligation to file any such proof of claim.

(g)           The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Creditor even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

2.3.           Subordinated Debt Payment Restrictions.  Notwithstanding the terms of the Subordinated Debt Documents, the Company hereby agrees that it may not make, directly or indirectly, and Subordinated Creditor hereby agrees that it will not accept, any Distribution from the Company or any Guarantor until the Senior Debt is Paid In Full other than, subject to the terms of Section 2.2 of this Agreement, Permitted Subordinated Debt Payments3.1

2.4.           Subordinated Debt Standstill Provisions  Until the Senior Debt is Paid In Full, Subordinated Creditor shall not, without the prior written consent of First Lien Collateral Agent, take any Enforcement Action with respect to the Subordinated Debt.  Notwithstanding the foregoing Subordinated Creditor may (a) file proofs of claim against (i) the Company in any Proceeding involving the Company and (ii) any Guarantor in any Proceeding involving such Guarantor and (b) take non-monetary actions solely to the extent necessary to avoid the expiration of any statute of limitations.  Any Distributions (other than Permitted Subordinated Debt Payments) or other proceeds of any Enforcement Action obtained by Subordinated Creditor in violation of this Agreement shall in any event be held in trust by it for the benefit of First Lien Collateral Agent and Senior Lenders and promptly be paid or delivered to First Lien Collateral Agent for the benefit of Senior Lenders in the form received until all Senior Debt is Paid In Full.

2.5.           Incorrect Payment  If any Distribution on account of the Subordinated Debt not permitted to be made by the Company or accepted by Subordinated Creditor under this Agreement is made and received by Subordinated Creditor, such Distribution shall not be commingled with any of the assets of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of First Lien Collateral Agent and Senior Lenders and shall be promptly paid over to First Lien Collateral Agent for application (in accordance with the Senior Debt Documents) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid In Full.

2.6.           Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release Liens.  Until the Senior Debt has been Paid In Full all liens and security interests of Subordinated Creditor in any of the Collateral shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of First Lien Collateral Agent and Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests.  Subordinated Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of First Lien Collateral Agent and Senior Lenders in the Collateral securing the Senior Debt. In the event that First Lien Collateral Agent or Senior Lenders release or agree to release any of their liens or security interests in the Collateral in connection with the sale or other disposition thereof or any of the Collateral or any of the Collateral is sold, disposed of, or retained pursuant to a foreclosure or similar action, or any other sale or disposition that is permitted by the Subordinated Debt Documents, Subordinated Creditor shall promptly deliver (and execute as appropriate) to First Lien Collateral Agent such termination statements and releases as First Lien Collateral Agent shall reasonably request to effect the termination or release of any liens and security interests of Subordinated Creditor in such Collateral; provided that the liens of Subordinated Creditor shall attach to the proceeds of such sale (subject to the terms of this Agreement) and such proceeds shall be applied to permanently repay the Senior Debt in accordance with the terms of the Senior Debt Documents. In addition, in the event and solely to the extent that the First Lien Collateral Agent releases its mortgage securing the Senior Debt provided under the Mortgage, Assignment and Leases of Rents and Security Agreement dated as of the date hereof among DDH Land Holdings, LLC and DDH Loan Holdings II, LLC, as mortgagors, and First Lien Collateral Agent, as mortgagee (together with any mortgage that replaces such Mortgage), pursuant to Section 6 of such Mortgage (or any substantially similar successor provision thereof), then Subordinated Creditor shall release its mortgage securing the Subordinated Debt provided under the Mortgage, Assignment and Leases of Rents and Security Agreement dated as of the date hereof among DDH Land Holdings, LLC and DDH Loan Holdings II, LLC, as mortgagors, and Subordinated Creditor, as mortgagee (or any mortgage that replaces such Mortgage), pursuant to Section 6 of such Mortgage (or any substantially similar successor provision thereof). In furtherance of the foregoing, Subordinated Creditor hereby irrevocably appoints First Lien Collateral Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Creditor and in the name of Subordinated Creditor or otherwise, to deliver (and execute as appropriate) any document or instrument which Subordinated Creditor may be required to deliver pursuant to this Section 2.6 in the event that Subordinated Creditor fails to timely deliver such document or instrument under this this Section 2.6.

2.7          Application of Proceeds from Sale or other Disposition of the Collateral.  In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral in which Subordinated Creditor has a security interest, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Debt Documents or as otherwise consented to by First Lien Collateral Agent and Senior Lenders until such time as the Senior Debt is Paid In Full.

2.8          Sale, Transfer or other Disposition of Subordinated Debt.

(a)          Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document (i) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to First Lien Collateral Agent an agreement substantially identical to this Agreement or a joinder hereto, providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of First Lien Collateral Agent and Senior Lenders arising under this Agreement; and (ii) unless, following the consummation of any such action, there shall be no more than three holders of the Subordinated Debt or if there are more than three holders of the Subordinated Debt, such holders appoint an First Lien Collateral Agent to act on their behalf with respect to the obligations set forth in this Agreement.

(b)           Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement or a joinder agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor, as provided in Section 12 of this Agreement.

2.9          Legends. Until the termination of this Agreement in accordance with Section 16 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the each of the Subordinated Debt Documents, as well as any renewals or replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby and any security interests or other liens securing such obligations are subordinate in the manner and to the extent set forth in that certain Subordination And Intercreditor Agreement dated as of May 7, 2012 (as amended, restated or otherwise modified from time to time, the “Subordination Agreement”) among HUDSON BAY MASTER FUND LTD., as First Lien Collateral Agent (the “First Lien Collateral Agent”), COMVEST CAPITAL II, L.P. (the “Subordinated Creditor”), and

DIGITAL DOMAIN MEDIA GROUP, INC. (the “Company”) to the indebtedness (including interest) owed by the Company, and the security interests and liens securing such indebtedness, pursuant to that certain Securities Purchase Agreement dated as of May 6, 2012 among the Company, First Lien Collateral Agent and the buyers from time to time party thereto, that certain Security And Pledge Agreement dated as of May 7, 2012 by and among the Company, First Lien Collateral Agent, and the grantors party thereto, that certain Canadian Security And Pledge Agreement dated as of May 7, 2012 by and among the Company, First Lien Collateral Agent, and the grantors party thereto, and various related documents, and to indebtedness refinancing the indebtedness under such documents as contemplated by the Subordination Agreement.  Each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

2.10        Other Collateral Matters.

(a)           Until the Senior Debt is Paid in Full, Subordinated Creditor shall take reasonable direction from First Lien Collateral Agent as to any Collateral in its possession or control, so long as (i) such direction would not, in Subordinated Creditor’s reasonable determination, result in any liability of Subordinated Creditor to any Person (or Subordinated Creditor receives indemnification from First Lien Collateral Agent and Senior Lenders with respect to any possible claim that is satisfactory to Subordinated Creditor) and (ii) Subordinated Creditor is reimbursed in cash by the Company (which the Company hereby agrees to do) or the First Lien Collateral Agent for all Subordinated Debt Costs and Expenses pertaining thereto.

(b)           Promptly after the Payment in Full of the Senior Debt, each of the First Lien Collateral Agent and the Senior Lenders shall deliver or assign control of the remainder of the Collateral, if any, in its possession or under its control to the Subordinated Creditor unless the Subordinated Debt shall have been paid in full or except as may otherwise be required by applicable law or court order.  First Lien Collateral Agent (on behalf of itself and the Senior Lenders), hereby appoints the Subordinated Creditor, and Subordinated Creditor hereby appoints First Lien Collateral Agent and Senior Lenders, as their respective agent and bailee for the purposes of perfecting such appointing party’s liens on any of the Collateral that is in the possession or control of such other party, and each party so appointed hereby accepts such appointment and, on behalf of itself and the other holders of the indebtedness such party represents, hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the appointing party; provided, that the party in the possession or control of any Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of the Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, each party on behalf of itself and the holders of the indebtedness it represents, hereby waives and releases such other party from, all such claims and liabilities arising pursuant to such other party’s role as agent and bailee with respect to the Collateral.

(c)           Provided that Subordinated Creditor is reimbursed in cash by the Company (which the Company hereby agrees to do) or the First Lien Collateral Agent for all Subordinated Debt Costs and Expenses pertaining thereto, Subordinated Creditor agrees to take all reasonable actions which First Lien Collateral Agent deems, in its reasonable discretion, necessary to replace all deposit account control agreements in existence on the date hereof among Subordinated Creditor, as the secured creditor, the Company or any Guarantor, as the account holder, and the applicable depository bank, with new “four party” deposit account control agreements (among First Lien Collateral Agent, as the senior secured creditor, the Subordinated Creditor, as the junior secured creditor, the Company or any Guarantor, as the account holder, and the applicable depository bank), reasonably acceptable to each of the First Lien Collateral Agent and the Subordinated Creditor to, among other things, reflect that all “blockage” notices thereunder and payment direction notices may only be given by the First Lien Collateral Agent until the Senior Debt is Paid in Full and Subordinated Creditor may only give such “blockage” notices and payment direction notices thereunder after the Senior Debt is Paid in Full.

2.11  Deemed Cure of Subordinated Debt Default.  In the event that at a given time there exists a Parallel Default Scenario (as defined below), then upon First Lien Collateral Agent delivering its written waiver of the Senior Default to both the Company and the Subordinated Creditor, the Subordinated Debt Default (solely with respect to the event, omission or failure to act that served as a basis for the Parallel Default Scenario) shall be deemed to be automatically waived by the Subordinated Creditor.  Notwithstanding the foregoing, it is acknowledged and agreed that (x) to the extent that any the Senior Lenders or the First Lien Collateral Agent receives any Waiver Consideration (as defined below) in connection with the waiver of the Senior Default, then the First Lien Collateral Agent must disclose such consideration to Subordinated Creditor and Subordinated Creditor shall not be deemed to have waived the corresponding Subordinated Debt Default unless and until Subordinator Creditor receives the same (in the case of cash or other property (and in which case First Lien Collateral Agent expressly acknowledges that such cash or property may be received and retained by the Subordinated Creditor notwithstanding the other provisions of this Agreement)) or substantially similar (in the case of concessions or other favorable terms added to the Senior Debt Documents) Waiver Consideration, and (y) until such time as Subordinated Creditor is deemed to waive the Subordinated Debt Default under the Parallel Default Scenario, it shall, notwithstanding anything contained in this Agreement to the contrary, be permitted to charge a default rate of interest under the terms of the Subordinated Note (with such default interest accruing under the Subordinated Note).

“Parallel Default Scenario” shall mean a scenario where the same event, omission or failure to act by the Company or any Guarantor simultaneously results in both a Senior Default (other than a cross default with respect to the Subordinated Debt Documents) and a Subordinated Debt Default; provided that no Parallel Default Scenario shall be deemed to apply hereunder in the event that (I) the Subordinated Debt Default arises under subsections (i), (ii), (iii) (provided however that such clause (iii) shall not be deemed to be so excluded solely with respect to clause

(z) of Section 13 of the Subordinated Note), (iv), (v), (vi) (but without affecting Section 34 of the Subordinated Note), (vii), (ix), (x) or (xi) of Section 4(a) of the Subordinated Note, or if the Subordinated Debt Default arises with respect to Section 15(a) of the Subordinated Note,  (II) the event, omission or failure to act by the Company, any Guarantor or any other applicable Person disproportionately adversely affects the Subordinated Creditor as compared to the Senior Lenders, (III) the event, omission or failure pertains to any Stock or Stock rights, or (IV) the Subordinated Debt Default arises as a result of fraud, willful or criminal misconduct, or the intentional breach by the Company, any Guarantor or any other applicable Person.

“Waiver Consideration” shall mean any consideration provided by the Company, any Guarantor or any other Person to the First Lien Collateral Agent and/or any Senior Lender as inducement for the waiver of a Senior Default, whether represented by (x) cash, equity or other tangible or intangible property or (y) new or amended terms in the Senior Debt Documents or in any newly-created agreement.

3.            Modifications.

3.1          Modifications to Senior Debt Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Creditor, without incurring liability to Subordinated Creditor and without impairing or releasing the obligations of Subordinated Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend or modify in any manner the Senior Debt Documents; provided that neither the First Lien Collateral Agent nor the Senior Lenders shall amend or modify the Senior Debt Documents to (a) increase the principal amount of the Senior Debt (other than as a result to payment in kind payments) by more than $5,000,000 in the aggregate (without giving effect to any payments made thereon), (b) extend the final maturity of the Senior Debt (as set forth in the Senior Debt Documents in effect on the date hereof) by more than one year; (c) shorten the scheduled amortization of any portion of the Senior Debt (as set forth in the Senior Debt Documents in effect on the date hereof); or (d) subordinate the Senior Debt to any other indebtedness of the Company or any Guarantor.

3.2          Modifications to Subordinated Debt Documents. Until the Senior Debt has been Paid In Full, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditor shall not, without the prior written consent of First Lien Collateral Agent, agree to any amendment, modification or supplement to the Subordinated Debt Documents the effect of which is to: (a) increase the maximum principal amount of the Subordinated Debt or rate of interest (or cash pay rate of interest) on any of the Subordinated Debt, other than as a result of payment in kind payments and payment in kind default interest; (b) shorten the dates upon which payments of principal or interest on the Subordinated Debt are due; (c) make more restrictive or add any event of default or any covenant with respect to the Subordinated Debt (other than like kind changes that are made to the Senior Debt Documents); (d) make more onerous upon the Company or any Guarantor any conversion, redemption or prepayment provisions of the Subordinated Debt, or enhance the rights of the Subordinated Creditor or any other holder of the Subordinated Debt with respect to any such provisions; (e) alter the subordination provisions with respect to the Subordinated Debt; or (f) take or perfect any other liens or security interests in any assets of the Company or any Guarantor, unless First

Lien Collateral Agent has or is offered a lien or security interest in such assets which is senior to such lien or security interest and governed by the terms of this Agreement; or (g) change or amend any other term of the Subordinated Debt Documents if such change or amendment would result in a Senior Default, materially increase the obligations of the Company or any Guarantor or confer additional material rights on Subordinated Creditor or any other holder of the Subordinated Debt, in a manner adverse to the Company, any Guarantor, any Guarantor of the Subordinated Debt, or any of the Senior Lenders. (in each case other than like kind changes that are made to the Senior Debt Documents).  The Company hereby agrees to offer to First Lien Collateral Agent, or cause to be granted to First Lien Collateral Agent, liens on or security interests in any real or personal property of the Company or any Guarantor that are granted to the Subordinated Creditor.

4.            Waiver of Certain Rights by Subordinated Creditor.

4.1          Marshaling. Subordinated Creditor hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require First Lien Collateral Agent or Senior Lenders to marshal any property of the Company or any Guarantor for the benefit of Subordinated Creditor.

4.2          Rights Relating to First Lien Collateral Agent’s Actions with respect to the Collateral. Subordinated Creditor hereby waives, to the extent permitted by applicable law and except as otherwise expressly provided herein, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing First Lien Collateral Agent or Senior Lenders from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, except as otherwise expressly provided herein, Subordinated Creditor hereby agrees: (a) that it has no right to direct or object to the manner in which First Lien Collateral Agent and Lenders apply the proceeds of the Collateral resulting from the exercise by First Lien Collateral Agent and Senior Lenders of rights and remedies under the Senior Debt Documents to the Senior Debt; and (b) except to the extent set forth in Section 2.10 of this Agreement, that First Lien Collateral Agent has not assumed any obligation to act as the First Lien Collateral Agent for Subordinated Creditor with respect to the Collateral.  The First Lien Collateral Agent shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until the Senior Debt is Paid In Full.  In exercising rights and remedies with respect to the Collateral, the First Lien Collateral Agent and Senior Lenders may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as it or they may determine in the exercise of its or their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.  In conducting any public or private sale under the Uniform Commercial Code, the First Lien Collateral Agent shall give the Subordinated Creditor such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days’ notice shall be deemed to be commercially reasonable notice.

5.            Representations and Warranties.

5.1          Representations and Warranties of Subordinated Creditor.  Subordinated Creditor hereby represents and warrants to First Lien Collateral Agent and Senior Lenders that as of the date hereof: (a) Subordinated Creditor is a limited partnership duly formed and validly existing under the laws of the State of Delaware; (b)  Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by Subordinated Creditor will not violate or conflict with the organizational documents of Subordinated Creditor, any material agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and (e) Subordinated Creditor is the sole owner, beneficially and of record, of the Subordinated Debt Documents and the Subordinated Debt.

5.2          Representations and Warranties of First Lien Collateral Agent.  First Lien Collateral Agent hereby represents and warrants to Subordinated Creditor that as of the date hereof: (a) First Lien Collateral Agent is a company duly formed and validly existing under the laws of the Cayman Islands, (b) First Lien Collateral Agent has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement (on behalf of First Lien Collateral Agent and each of the other Senior Lenders), all of which have been duly authorized by all proper and necessary action; (c) the execution of this Agreement by First Lien Collateral Agent will not violate or conflict with the organizational documents of First Lien Collateral Agent, any material agreement binding upon First Lien Collateral Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (d) this Agreement is the legal, valid and binding obligation of First Lien Collateral Agent, enforceable against First Lien Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

6.            Subrogation.  Upon the Payment in Full of all Senior Debt, Subordinated Creditor shall be subrogated to the rights of First Lien Collateral Agent and Senior Lenders to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full.  Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Creditor in trust as property of the holders of the Senior Debt and Subordinated Creditor shall forthwith deliver the same to the First Lien Collateral Agent for the benefit of the Senior Lenders for application to the Senior Debt until the Senior Debt is Paid In Full. A Distribution made pursuant to this Agreement to First Lien Collateral Agent or Senior Lenders which otherwise would have been made to Subordinated Creditor is not, as among the Company, any Guarantor and Subordinated Creditor, a payment by the Company or any Guarantor to or on account of the Senior Debt.

7.            Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by First Lien Collateral Agent (with the consent of the requisite Senior Lenders provided under the Senior Credit Agreement) and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

8.            Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9.            Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent by electronic transmission, or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by facsimile or other electronic transmission, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to Subordinated Creditor:

Robert O’Sullivan

Comvest Capital II, L.P.

525 Okeechobee Boulevard

Suite 1050

West Palm Beach, FL  33401

Facsimile: (561) 727-2100

With a copy to:

Jonathan Cooper

Goldberg Kohn Ltd.

55 East Monroe St.

Suite 3300

Chicago, IL  60603

Facsimile: (312) 332-2196

If to the Company:

Chief Executive Officer

Digital Domain Media Group, Inc.

10250 SW Village Parkway

Port St. Lucie, FL  34987

Facsimile:    (772) 345-8114

With a copy to:

Brad Eavenson

Eavenson & Kairalla, P.L.

2000 PGA Boulevard

Suite 3200

Palm Beach Gardens, FL  33408

Facsimile:    (561) 626-1042

If to First Lien Collateral Agent or Senior Lenders:

Hudson Bay Master Fund Ltd.

777 Third Avenue, 30th Floor

New York, NY  10017

Attention:  Yoav Roth

With a copy to:

Michael M. Mezzacappa

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY  10022

Facsimile:    (212) 593-5955

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 9.

10.          Successors and Assigns; No Rights of the Company. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of First Lien Collateral Agent, Senior Lenders, Subordinated Creditor and the Company. To the extent permitted under the Senior Debt Documents, Senior Lenders may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the

Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.  Although Company is a party to this Agreement, the Company shall have no rights under this Agreement and is not an intended beneficiary hereof.  The Company may not enforce any provision of this Agreement against any of the First Lien Collateral Agent, any Senior Lender or the Subordinated Creditor.

11.          Relative Rights. This Agreement shall define the relative rights of First Lien Collateral Agent, Senior Lenders and Subordinated Creditor. Nothing in this Agreement shall: (a) impair, as among the Company, First Lien Collateral Agent and Senior Lenders and as between the Company and Subordinated Creditor, the obligation of the Company with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms; or (b) affect the relative rights of First Lien Collateral Agent, Senior Lenders or Subordinated Creditor with respect to any other creditors of the Company.

12.          Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

13.          Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.          Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

16.          Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the Senior Debt is Paid In Full, after which this Agreement shall terminate without further action on the part of the parties hereto.  To the extent any payment of Senior Debt (whether by or on behalf of Company or any other Person, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in any Proceeding, liquidating trustee, First Lien Collateral Agent, other similar person or any other Person under any Proceeding, receivership, fraudulent conveyance or similar law, or for any reason required to be returned or disgorged by First Lien Collateral Agent and/or any of the Senior Lenders to any Person, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, First Lien Collateral Agent, other similar person, or any other Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding and this Agreement shall be reinstated and continue in full force and effect, in each case, as if such payment had not occurred.

17.          Non-Contravention.  Each of the First Lien Collateral Agent, on behalf of itself and the Senior Lenders, and Subordinated Creditor hereby covenants and agrees that it will not take any voluntary action, or avoid or seek to avoid, the observance or performance of any of the terms of this Agreement binding on such Person, and will at all times in good faith carry out all of the provisions of this Agreement.

18.          Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

19.          CONSENT TO JURISDICTION. EACH OF SUBORDINATED CREDITOR, FIRST LIEN COLLATERAL AGENT AND THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF SUBORDINATED CREDITOR, FIRST LIEN COLLATERAL AGENT AND THE COMPANY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH OF SUBORDINATED CREDITOR, FIRST LIEN COLLATERAL AGENT AND THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED CREDITOR, THE FIRST LIEN COLLATERAL AGENT AND THE COMPANY AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

20.          WAIVER OF JURY TRIAL.  SUBORDINATED CREDITOR, THE COMPANY AND FIRST LIEN COLLATERAL AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF SUBORDINATED CREDITOR, THE COMPANY AND FIRST LIEN COLLATERAL AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF SUBORDINATED CREDITOR,

THE COMPANY AND FIRST LIEN COLLATERAL AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

21.          Joinder.

(a)      In the event any Person issues or provides any Subordinated Debt or otherwise becomes a Subordinated Creditor under the Subordinated Debt Documents, such Person shall execute and deliver to First Lien Collateral Agent a joinder to this Agreement acceptable to First Lien Collateral Agent, in its reasonable discretion (a “Joinder”).

(b)      Notwithstanding the failure of any Person to execute or deliver a Joinder, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the Subordinated Creditors and their successors and assigns.

(Signature page follows)

IN WITNESS WHEREOF, Subordinated Creditor, the Company and First Lien Collateral Agent have caused this Agreement to be executed as of the date first above written.

HUDSON BAY MASTER FUND LTD,
as First Lien Collateral Agent:

By:	/s/ Charles Winkler

Its:	Authorized Signatory

COMVEST CAPITAL II, L.P.

By:	ComVest Capital II Partners L.P.,
its General Partner

By:	ComVest Capital II Partners UGP, LLC
its General Partner

By:	/s/ Robert O’Sullivan

Its:	Managing Partner

DIGITAL DOMAIN MEDIA GROUP, INC.

By:	/s/ John C. Textor

Its:	Chief Executive Officer

Subordination and Intercreditor Agreement

Exhibit 1

A.            First Lien UCC-1 Financing Statements

Debtor	Secured Party	Jurisdiction	UCC-1 No.:
Digital Domain Media Group, Inc.	Comvest Capital II, L.P., as Administrative Agent	Florida	#200901338522 filed 10/12/2009
D2 Software, Inc.	Comvest Capital II, L.P., as First Lien Administrative Agent	Delaware	#2012 0714826 filed 2/23/2012
	Comvest Capital II, L.P., as First Lien Administrative Agent	Delaware	#2012 0715278 filed 2/23/2012
	Comvest Capital II, L.P., as First Lien Administrative Agent	Delaware	#2012 0716417 filed 2/23/2012
DDH Land Holdings, LLC	Comvest Capital II, L.P., as Administrative Agent	Florida	#201003304603 filed 10/20/2010
DDH Land Holdings II, LLC	Comvest Capital II, L.P., as First Lien Administrative Agent	Florida	#201206234200 filed 2/23/2012
Digital Domain	Comvest Capital II, L.P., as First Lien Administrative Agent	Delaware	#2012 0714669 filed 2/23/2012
Digital Domain Institute, Inc.	Comvest Capital II, L.P., as First Lien Administrative Agent	Florida	#201206234189 filed 2/23/2012
Digital Domain International, Inc.	Comvest Capital II, L.P., as First Lien Administrative Agent	Florida	#201206234197 filed 2/23/2012
Digital Domain Productions, Inc.	Comvest Capital II, L.P., as First Lien Administrative Agent	Delaware	#2012 0714743 filed 2/23/2012
Digital Domain Stereo Group, Inc.	Comvest Capital II, L.P., as First Lien Administrative Agent	Florida	#201104902646 filed 7/5/2011
Mothership Media, Inc.	Comvest Capital II, L.P., as First Lien Administrative Agent	California	#12-7302137440 filed 2/23/2012
Tradition Studios, Inc.	Comvest Capital II, L.P., as First Lien Administrative Agent	Florida	#201206234227 filed 2/23/2012
DD Entertainment Productions, Inc. — company has been dissolved	Comvest Capital II, L.P., as First Lien Administrative Agent	California	#12-7302137682 filed 2/23/2012
Instant Karma Films, LLC — company has been dissolved	Comvest Capital II, L.P., as First Lien Administrative Agent	California	#12-7302137703 filed 2/23/2012

B.            Second Lien UCC-1 Financing Statements

Debtor	Secured Party	Jurisdiction	UCC-1 No.:
Digital Domain Media Group, Inc.	Comvest Capital II, L.P., as Administrative Agent	Florida	#201104906439 filed 7/6/2011
D2 Software, Inc.	Comvest Capital II, L.P., as Second Lien Administrative Agent	Delaware	#2012 0716169 filed 2/23/2012

Debtor	Secured Party	Jurisdiction	UCC-1 No.:
DDH Land Holdings, LLC	Comvest Capital II, L.P., as Administrative Agent	Florida	#201104906447 filed 7/6/2011
DDH Land Holdings II, LLC	Comvest Capital II, L.P., as Second Lien Administrative Agent	Florida	#201206243641 filed 2/24/2012
Digital Domain	Comvest Capital II, L.P., as Second Lien Administrative Agent	Delaware	#2012 0716052 filed 2/23/2012
Digital Domain Institute, Inc.	Comvest Capital II, L.P., as Second Lien Administrative Agent	Florida	#201206243633 filed 2/24/2012
Digital Domain International, Inc.	Comvest Capital II, L.P., as Second Lien Administrative Agent	Florida	#201206243625 filed 2/24/2012
Digital Domain Productions, Inc.	Comvest Capital II, L.P., as Second Lien Administrative Agent	Delaware	#2012 0716110 filed 2/23/2012
Digital Domain Stereo Group, Inc.	Comvest Capital II, L.P., as Second Lien Administrative Agent	Florida	#201104906420 filed 7/6/2011
Mothership Media, Inc.	Comvest Capital II, L.P., as Second Lien Administrative Agent	California	#12-7302147340 filed 2/23/2012
Tradition Studios, Inc.	Comvest Capital II, L.P., as Second Lien Administrative Agent	Florida	#201206243617 filed 2/24/2012
DD Entertainment Productions, Inc. - company has been dissolved	Comvest Capital II, L.P., as Second Lien Administrative Agent	California	#12-7302147229 filed 2/23/2012
Instant Karma Films, LLC - company has been dissolved	Comvest Capital II, L.P., as Second Lien Administrative Agent	California	#12-7302147108 filed 2/23/2012

Exhibit 2

I.  Patents

	Name	Serial Number	Registration Date	Country	Status
1.	FITTING CURVES FROM ONE MODEL TO ANOTHER	12/179,507	7/24/2008	USA	Abandoned
2.	METHOD AND SYSTEM FOR SCATTERED SPHERICAL HARMONIC APPROXIMATION	12/177,098	7/21/2008	USA	Pending
3.	SYSTEM AND METHOD FOR SURFACING OF PARTICLE SYSTEMS	12/185,043	8/1/2008	USA	Pending
4.	SYSTEM AND METHOD FOR MESH STABILIZATION OF FACIAL MOTION CAPTURE DATA	12/635,929	12/11/2009	USA	Pending
5.	SYSTEM AND METHOD FOR IMPROVED GRID PROCESSING	12/265,683	11/5/2008	USA	Pending
6.	SYSTEM AND METHOD OF IMAGE ZOOMING WITH INTENSITY PRESERVATION	08/031,975	1/17/2008	USA	Issued
7.	SYSTEM AND METHOD FOR CONVERTING TWO-DIMENSIONAL IMAGES INTO THREE-DIMENSIONAL IMAGES	09/085,746 Patent No. 6208348	5/27/1998 Issue Date: 3/27/2001	USA	Issued
8.	IMAGE PROCESSING SYSTEM AND METHOD FOR CONVERTING TWO-DIMENSIONAL IMAGES INTO THREE-DIMENSIONAL IMAGES	09/819,420 Patent No. 6686926	3/26/2001 Issue Date: 2/3/2004	USA	Issued
9.	METHOD AND SYSTEM FOR CREATING REALISTIC SMOOTH THREE-DIMENSIONAL DEPTH CONTOURS FROM TWO-DIMENSIONAL IMAGES	10/029,625 Patent No. 6515659	12/19/2001 Issue Date: 2/2/2003	USA	Issued

	Name	Serial Number	Registration Date	Country	Status
10.	METHOD FOR CONFORMING OBJECTS TO A COMMON DEPTH PERSPECTIVE FOR CONVERTING TWO DIMENSIONAL IMAGES INTO THREE-DIMENSIONAL IMAGES	10/147,380 Patent No. 7102633	5/15/2002 Issue Date: 9/5/2006	USA	Issued
11.	METHOD OF HIDDEN SURFACE RECONSTRUCTION FOR CREATING ACCURATE THREE-DIMENSIONAL IMAGES CONVERTED FROM TWO-DIMENSIONAL IMAGES	10/316,672 Patent No. 7116323	12/10/2002 Issue Date: 10/3/2006	USA	Issued
12.	METHOD FOR MINIMIZING VISUAL ARTIFACTS CONVERTING TWO-DIMENSIONAL MOTION PICTURES INTO THREE-DIMENSIONAL MOTION PICTURE	10/674,688 Patent No. 7116324	9/30/2003 Issue Date: 10/3/2006	USA	Issued
13.	USER GUIDED IMAGE PROCESSING SYSTEM AND METHOD FOR PENDING CONVERTING TWO DIMENSIONAL IMAGES INTO THREE-DIMENSIONAL IMAGES	61/381,908		USA	Pending
14.	DISTRIBUTED CONTROL OF AIN AND NON-AIN SWITCHES AND PENDING RESOURCES IN AN ADVANCED INTELLIGENT NETWORK	61/381,894		USA	Pending

	Name	Serial Number	Registration Date	Country	Status
15.	METHOD FOR CREATING ARTIFACT FREE THREE-DIMENSIONAL IMAGES CONVERTED FROM TWO-DIMENSIONAL IMAGES	2005260637		Australia	Filed
16.	METHOD FOR CREATING ARTIFACT FREE THREE-DIMENSIONAL IMAGES CONVERTED FROM TWO-DIMENSIONAL IMAGES	8011/ DELNP/2006		India	Filed
17.	METHOD FOR CREATING ARTIFACT FREE THREE-DIMENSIONAL IMAGES CONVERTED FROM TWO DIMENSIONAL IMAGES	P2007-519434		Japan	Filed

II.  Trademarks

	Name	Serial Number/ Registration No.	Registration Date	Country	Status
1.	DIGITAL DOMAIN MEDIA GROUP	85/254637		USA	Pending
2.	DIGITAL DOMAIN INSTITUTE	85/254624		USA	Pending
3.	INTRIGUE	85/207088		USA	Pending
4.	DECOMP	85/207101		USA	Pending
5.	DECOMPOSITE	85/207108		USA	Pending
6.	QUICK THREE	85/207121		USA	Pending
7.	QUICK3	85/207126		USA	Pending
8.	IN3GUE	85/207130		USA	Pending
9.	THE DIMENSIONALISTS	77/754784	02/23/10	USA	Registered
10.	IN-THREE	77/138308	03/02/10	USA	Registered
11.	DIMENSIONALIZED	76/536352	03/28/06	USA	Registered
12.	DIMENSIONALIZATION	76/238556	10/29/02	USA	Registered
13.	DIGITAL DOMAIN	76/206509	12/10/2002	USA	Registered
14.	DIGITAL DOMAIN	76/206510	9/10/2002	USA	Registered
15.	DREAM WITH YOUR EYES WIDE OPEN	76/198200	10/04/2005	USA	Registered
16.	DREAM WITH YOUR EYES WIDE OPEN	76/198201	03/26/02	USA	Registered
17.	DIGITAL DOMAIN	76/204881	2/5/2002	USA	Registered
18.	DIGITAL DOMAIN	76/204882	1/29/2002	USA	Registered
19.	DREAM WITH YOUR EYES WIDE OPEN	76/198202	8/13/2002	USA	Registered
20.	DREAM WITH YOUR EYES WIDE OPEN	76/198204	2/19/2002	USA	Registered
21.	DREAM WITH YOUR EYES WIDE OPEN	76,198205	3/19/2002	USA	Registered
22.	DREAM WITH YOUR EYES WIDE OPEN	76/198206	3/26/2002	USA	Registered
23.	DIGITAL DOMAIN	76/202546	2/5/2002	USA	Registered
24.	DIGITAL DOMAIN	76/202547	1/29/2002	USA	Registered
25.	DIGITAL DOMAIN	76/202548	11/19/2002	USA	Registered
26.	MISCELLANEOUS DESIGN (TED SHRED IMAGE)	76/159829	9/3/2002	USA	Registered
27.	DIGITAL DOMAIN (TYPED DRAWING PAGE)	74/366293	11/12/1996	USA	Registered
28.	DIGITAL DOMAIN (TYPED DRAWING PAGE)	74/365845	11/19/1996	USA	Registered

III.  Copyrights

	Name	Registration No.	Registration Date	Country
1.	SOFTWARE VERSION 4291	TX0007187226	8/5/2010	USA
2.	SOFTWARE VERSION 4317	TX0007187244	8/5/2010	USA
3.	SOFTWARE VERSION 4437	TX0007187256	8/5/2010	USA
4.	IN THREE TRAINING GUIDE	TXu001708249	2/7/2011	USA
5.	INTRIGUE USER MANUAL	TXu001708247	2/7/2011	USA
6.	DIGITAL DOMAIN PRODUCTIONS IMAGE MUSIC DEMO	SRu000373975	9/16/1997	USA
7.	IMAGE MUSIC DEMO BY T. LANE SCHEER MUSIC	SRu000387196	5/12/1998	USA
8.	FUTUROPOLIS (MOTION PICCTURE)	PAu003404996	6/19/2009	USA
9.	MACSPIN STATISTICAL AND DECISION SUPPORT SOFTWARE RELEASE NOTES FOR VERSION 2.0	TX0002529458	2/3/1989	USA

IV.  Licenses

	Licensor	Licensee	License Material
1.	Digital Domain Media Group, Inc. and Digital Domain Stereo Group, Inc.	Samsung Electronics Co. Ltd.	Patents: 09/085,746 - US 6,208,348 10/029,625 - US 6,515,659 09/819,420 - US 6,686,926 10/147,380 - US 7,102,633 10/316,672 - US 7,116,323 10/674,688 - US 7,116,324
2.	Various Software	Digital Domain Media Group, Inc.	Various computer software programs for use in continuing operations